EXHIBIT 10.12

RMB SHORT-TERM LOAN AGREEMENT
NUMBER0912 1002

According to the application of the Borrower , after the review of Lender who agrees to lend RMB to the Borrower for short-term loan subject to this agreement’s provisions and conditions. In order to specify the obligations and rights of two parties, and keep the credibility in seriousness, contracting parties on the basis of relevant laws and regulations of PRC, and through equal consultations, have signed this agreement on a voluntary basis to conclude the following contract.

Article 1. DEFINITIONS
In this Agreement, the following expressions except where the context otherwise requires, shall have the following meanings, namely:

1)“Obligatory right” or principal claim, means Borrower (loanee) applies to Lender(loaner), after having approvals of the Lender, the financing which the Lender provide becomes RMB obligatory right( including principals, interests, default interests, compound interests, penalty, indemnification for loss and the fees of loaner realizes the obligatory right etc. ) under this agreement.

Borrower and Lender (collectively called “Two parties”) agree and accept hereof, the Lender’s obligatory right which Borrower holds in this agreement consistent with Borrower’s according to this agreement.

2), “ Fees of obligatory right realization” including but not limited to the expenses of suit, arbitration, identification, auction, sell, telecommunication, travelling and disposition etc.

3), “Significant transactions” in Section 12 of this agreement means(including but not limited to ): any transactions which going to occur or potentially will adversely affect the company of the Borrower’s basic framework, the changes of company’s shareholders, contingent liability, cash flow, profitability, the core business confidential information, the major competitive forces, important assets, significant debts, ability to repay debts, ability to implement this agreement, or other events which Lender and / or Borrower consider to be significant.

4), “ Significant events” in Section 12 of this agreement means (including but not limited to ): any events which going to occur or potentially will adversely affect the ability of executives in Borrower’s company implementing their duties, the employment and termination of company’s core business staff, core business secrets, major competitive forces, the basic structure of the company, the changes of company’s shareholders, contingent liability, existence of company, the legitimacy company’s operation, the stability the company, company’s development, profitability, the ability to repay debts, the ability to implement this agreement, or other events which Lender and / or Borrower consider to be significant.

5), “Business Day” under this agreement means the Lender bank’s working day, during fulfil the agreement, if a withdraw or repayment day is not a business day, then prolong to the next business day.

Article 2. Loan Amount

Lender agrees to lend 20million RMB to the Borrower.

Article 3. The purpose of loan

The purpose of loan is to purchase raw material for production. Without the Lender’s written consent, the Borrower should not change the purpose of using the borrow money in this agreement.

Article 4. Loan period

1)	The loan period is 12 months, from December 14 of 2009 to December 14 of 2010.

2)
As to one-time loan, the loan date is subject to the record actual date on receipt for a loan(IOU) or scheduled herein loan, if the actual date of advances is late than the previous date of advances, then the maturity date should be correspondingly prolonged.

3)	The plan of using the money:

____Date____Month_____Year________________yuan;
____Date____Month_____Year________________yuan;

____Date____Month_____Year________________yuan;
____Date____Month_____Year________________yuan;

 The Borrower shall apply for a loan to the Lender within 3 working days before the date of every monthly withdrawals or other time in accordance with the written demand of the Lender.

    If the Borrower fails to timely withdraw the loan within the time by month based on the provisions above, the Lender has the right to impose upon the Borrower ____ per million penalty of that monthly said amount.

     In accordance with the contract Article 6, the Lender shall credit the said amount in month on the date stipulated above into the Borrower’s account.

      4. The Borrower has the right to adjust the plan of using the monthly-borrowed money according to the borrowing items if they comply with relevant law, regulations, policy and the pre-condition of the Lender’s demand, and other factors that the Borrower requests, such as the sign of guaranteeing contract corresponding to the contract and the time of performing the guaranteeing documents. In the event that the Borrower fails to perform the pre-conditions based on the provisions of the contract, the Lender has the right to stop the loan or rescind the loan contract, and the Borrower shall bear corresponding breaching responsibilities.

5. The monthly loan shall adopt the fixed due date, that is, all the loaning date shall have the same date with the loaning date at the first time or the date confirmed by the borrowing documents.

6. If the Lender recall the loan before the due date in accordance with the provisions hereof, it is deemed that the due date is advanced correspondingly.

Article 5  Loan Interest Rate and Interest Repayment

1.  The contract shall perform the two loan interest rates in the following:

(1) Fixed interest rate, which implements ____ % per year. If after four days of the recording date of loaning or before the actual date of loaning, the national benchmark interest rate is adjusted, the fixed rate shall from the date of releasing the loan increase by ____% or decrease by ____% with the same term and grade of national benchmark interest rate; or the actual interest rate equals to the interest rate of the actual date of releasing loan with the same term and grade of national benchmark interest rate multiplied by the coefficient____. During loaning time, the loan rate shall not adjust to the national benchmark rate.

(2) Fluctuating interest, determined in  (month/ season/ half a year), the interest rate per year shall increase by ____% or decrease by ____% with the same term and grade of national benchmark interest rate; or the actual interest rate equals to the interest rate of the actual date of releasing loan with the same term and grade of national benchmark interest rate multiplied by the coefficient   1  . Initial interest payment rate is the interest rate of the actual date of releasing loan with the same term and grade of national benchmark interest rate multiplied by the coefficient above. From the actual date of releasing the loan, after the whole ____  (month/ season/ half a year), the next period’s interest rate shall be determined by the corresponding interest rate with the same term and grade of national benchmark interest rate multiplied by the coefficient above.

     During the period of loaning, if national benchmark interest rate is adjusted, the Lender shall not inform the Borrower any more.

(3) Other interest rates:

2. The loan by installments hereof shall agree with the national benchmark interest rate on the date of releasing the loan every time as a determined standard.

3. If the nation calls off the benchmark interest rate, the Lender shall have the right according to the national policy at the same period to re-fix the loan rate based on the principle of equality and credibility and by contrast with the industry convention and interest rate state. If the borrower disagrees with the interest rate determined by the Lender, the Borrower shall negotiate with the Lender immediately. In the event of failure to negotiate, the Lender has the right to recall the loan in advance, and the Borrower shall pay back the rest loan and the interest immediately.

4. Payment of the Interest of Borrowed Money

The payment of the interest of borrowed money shall be implemented as the First provision.

(1) The loan hereof are agreed the date of 20th of every ____ (month/ the end of a season) as interest settlement day. The Borrower shall pay the interest of that term the day after the date of interest settlement day, and the interest of last term on the due date of loaning.

(2) The Borrower shall pay back all the loan interest on the due date of loaning.

(3) Other payments: ______________________________________.

5. Penalty Interest and Compound Interest

(1) If the Borrower fails to use the loan according to the use hereof, the Lender shall have the right to impose upon penalty interest, and the penalty interest rate increases by ____% of loan interest rate. If the Borrower is overdue to pay back and does not agree with the Lender about future payment, that is, overdue borrowed money; the Lender has the right to impose upon the penalty interest, and penalty interest rate increases by   50 % of loan interest rate. As for the overdue paid interest, the Lender has the right to impose upon the compound interest based on the penalty interest rate hereof.

(2) Loan interest rate adopts the fixed rate, so the penalty interest rate shall be fixed, too. If the loan interest rate uses the fluctuating interest rate, so the penalty interest rate shall be the same, and the fluctuating period shall be the same with the loan interest rate’.

(3) The counting method and payment of penalty interest and compound interest shall perform according to the repayment of loan interest hereof.

Article 6 Loan Releasing and Repayment

1. Loan Releasing

     In the event that the Borrower meets the pre-conditions of releasing loan requested by the Lender, the Lender shall release the loan as the following items:

     (1) The Borrower has delivered the following documents to the Lender, the situation demonstrated by the documents has no change and continues to validate; or the Borrower has made the Lender satisfactory explanation and statement about the change:

     1) The Borrower’s company charters confirmed in written by the Borrower, business license, the signature sample of legal representatives and the members of the director board as the registration and record in the administrative department for industry and commerce, the Borrower’s property assessment report, and the ID card copies of the legal representatives, and other company documents that the Lender deemed necessary.

     2) The original copy of the meeting of the board of directors or the shareholders held by the Borrower according to legal procedures, and passed by the votes of a quorum of the directors or shareholders, true, legitimate and effective agreement about applying for the loan hereof to the Lender and announcing the use of the loan clearly and accepting the all the borrowed conditions required by the Lender; or other documents that the Lender deemed necessary.

     3) The recent three years’ audited annual financial reports and statements approved by the Lender; or other financial documents that the Lender deemed necessary.

     4) If the loan items under the contract in accordance with national regulations or requirements need to be applied for approval, the Lender has provided the true and effective original documents approved by the relevant national authorities for the Lender;

     5) If there is a third party to guarantee, the company charters confirmed in written by the guarantor; business license; the signature sample of legal representatives and the members of the director board as the registration and record in the administrative department for industry and commerce; and the true, legal, and effective resolution made by the authoritative agent about agreeing with the guaranteeing for the loan hereof; and other company documents that the Lender deemed necessary.

    6) Other documents, reports, certificates and data required by the Lender.

    (2) The Lender has filled with the relevant promissory note or loan certificate. The promissory note or loan certificate is an integral part of this contract, and both of them have the same legal validity. If the loan amount, loan period and interest rate and so on are inconsistent with the record of loan certificate, the record of the loan certificate shall prevail.

    (3) The declaration and commitments made by the Borrower in the contract Article 8 remained true and effective; on the date of withdrawal or before the date no any events of default or potential event of default occurred.

    (4) If there exists mortgage or pledge, according to relevant laws and regulations, the Borrower has finished the registration of a mortgage or pledge, relevant ownership and registration certificate documents and so on have been delivered to the Lender to receive and keep based on the Lender’s requirements; if there is the third party to guarantee, the guarantee contract has been put into an effect. The guarantee shall remain valid.

    (5) If the Lender requests to mortgage property to insure for the loan, the insurance procedures of the Lender as the first beneficiary have been completed and the insurance documents has delivered to the Lender to receive and keep; and the insurance remains valid.

    (6) If the Lender requires notarization procedures and so on, such procedure and the procedures related to it have been completed.

    (7) The Borrower has opened an account at the Lender’ and paid the relevant costs in accordance with the requirements of the Lender hereof.

    (8) Other loan conditions required by the Lender.

The Lender shall perform its obligations in accordance with provisions hereof under the pre-condition that the Provision 1 in Article 6 is met. As for the pre-conditions above, the Lender has the right to unilaterally decide to reduce or give up parts of them; and the Borrower and Guarantor shall not take this condition as the subject matter object to the Lender. Once the borrowed money is credited to the Borrower, the loan is deemed to have been released, and the loan interest shall be counted from the date of releasing.

2.	Payment of Borrowed Money

(1)	The borrowed money hereof adopts the payment A as followed:

(A) The Borrower shall pay back all the cost and interest on the due date at a time.

(B) The Borrower shall pay back all the cost and interest by installments, and the amount of the cost and the date as followed:

_____(Month)______ (Date)____ (Year), pay back _____Yuan;
_____(Month)______ (Date)____ (Year), pay back _____Yuan;
_____(Month)______ (Date)____ (Year), pay back _____Yuan;
_____(Month)______ (Date)____ (Year), pay back _____Yuan;
_____(Month)______ (Date)____ (Year), pay back _____Yuan.

If the Lender adjusts the installment use plan, the date of installment payment does not change, and the Borrower shall pay back the cost and interest on time.

(C) Other payments of paying back the cost and interest: _____________.

(2) The Borrower shall timely repay the enough cost and interest on the date of repayment and interest settlement hereof. If the Borrower fails to pay back the cost and interest, the Lender has the right to take out of the cost and interest from the Borrower’s account opened at the Lender’ or any branch agent in accordance with relevant regulations and the internal systems of the Lender.

(3) If the date of repayment is the Lender’s non-working day, the date shall delay the next working day of the Lender, and the date is counted into the actual days of loaning. When the Borrower pays back the last installment payment, the Borrower shall repay all the cost and interest, and this is not subject to constraints of the interest settlement date in Article 5.

(4) The Borrower fails to repay the loan hereof and requires the extension of repayment, the Borrower shall submit the written application about the extension of repayment before _____days of the Lender’s working day in advance. After the application is reviewed and approved by the Lender, the two parties shall sign another one Loan Contract of Extension as the supplementary contract of the contract.

Article 7   Surety
1.	The following as guarantee contract of this contact
(1)  NO. : Xingye Bank in Hubei (guaranteed) 0912 No. 9001; commitment guarantee( the name of contact)
means of this guarantee:   commitment guarantee             Guarantor: Wuhan Credit Risk Management Ltd. Co.
(2) NO. : Xingye Bank in Hubei (guaranteed) 0912 No. 9002; Guarantee Margin Agreement ( the name of contact)
means of this guarantee: margin Guarantor:Wuhan Criedit Risk Management Ltd. Co.
(3) NO. : _________;  _____________( the name of contact)
means of this guarantee:_____________ Guarantor:________________

2.	Before this contract which is signed comes into affect, the Lender shall not fulfill the obligations of loan and other ones under this contract for now.

Article 8   Statements and Commitments of the Borrower

The Borrower voluntarily makes the following statements and commitments and bears the legal liabilities for the authenticity of them.

1.
The Borrower is a legal entity duly established and existing in accordance with laws of the People’s Republic of China with a full civil capacity. The Borrower guarantee to provide the relevant verification, permission, certificate and other documents required at irregular intervals by the Lender.

2.
The Borrower has enough ability to perform all the obligations and responsibility under this contract. If some instruction and his financial situation are changed, or he enters into any agreement with any units, he will be diminished and exempted from payment responsibility.

3.
The Borrower has full rights, authorization or legal rights to enter into this contract. The borrower has obtained and fulfilled all the approval, authorization and other relevant procedures of the bank, and all the approval, registration, authorization, content, permission and other procedure of any government and power organ required by signing and performing this contract. All the approval, registration, authorization, content, permission and other procedures required by signing this contract are legal and valid.

4.
The Borrower signing this contract completely consists with the relevant regulations, internal decision and the resolution of meeting of shareholders and boards of directors of the Lender. This contract does not breach and violate any regulation, internal decision, the resolution of meeting of shareholders and boards of directors of the Borrower and the borrower’s policy.

5.
In accordance with the genuine intention of the Borrower, this contract is signed and performed. The signing and performing of the contract mentioned above do not breach any law, regulation, decree and the agreement of the contract. This contact that is legal and valid may be enforced. If this contract is null and void due to the defects of title of the Borrower, the Borrower shall immediately and unconditionally compensate for all the losses of the Lender.

6.
All the documents, financial report and other data under this contract that the Borrower provides for the Lender are authentic, complete, accurate and valid. And the Borrower shall persistently maintain all financial indexes claimed by the Lender.

7.	The Borrower accepts loan business under this contract and is governed by the regulations, conventions and actual practice of the Lender, whose ultimate translating rights belongs to the Lender.

8.
If the Borrower does not fulfill the obligation under this contract, the Borrower hererby authorizes the Leader to transfer and receive the due payment from any account opened by the Borrower at the Lender or the Lender’s other systems.

9.
During any transacting stage after signing this contract, if the Borrower provides any documents related with the transaction for the Lender to check, the Borrower shall guarantee the authenticity of all the documents. The lender just judges the external authenticity of the documents, neither involves in nor knows the substantial transaction the lender engages in, as well as not bears the legal reliability.

10.
Besides the situations disclosed to the Leader in writing, the borrower confirms he does not conceal any the following events that happened or is expect to happen, which may cause that the lender refuses to issue the loan under this contract:

(1) the Borrower’s debt including but not limited to mortgage, pledge, lien, and other debts covered in accordance with the assert and income of the Lender

(2) the behavior of breaching law and regulation or the claimed situation involving the chief managers from the Borrower and the lender

(3) the behavior of breaking the contracts between the Borrower and any creditor

(4) no lawsuit, arbitration administrative litigation referred to the Borrow and the Borrower’s property, in progress or the possible in accordance with the Lender’s understanding, and no the liquidation, discontinuance or other similar procedures related with the borrower proposed by the Borrower or the third party

(5) other any situation that may affect financial conditions or repay ability of the Borrower

   11. The Borrower promises to use the loan in accordance with this contract and shall not be appropriated for any other use or used for other purposes that of  breaching this contract. The borrower shall be supervised and checked voluntarily and cooperatively by the Leader about the use of the loan, production and operation, financial activities, the material in stock, asset and liabilities, the deposit of the bank, the cash and other situations. The borrower shall meet other requirements that the Lender thinks necessary and proper.

   12. The Borrower shall provide the enough and valid surety accepted by the Lender or other surety that the Lender thinks to be accepted or matched.

   13. No the borrower may reduce the registered fund by any means. Without the approval in writing of the Lender, the Borrow shall not transfer the loan under this contract to the third Party. Before the payment in full of the debt under this contract, the Borrower shall not repay any debt with the Lender and any creditor in advance without the approval in writing of the Lender.

   14. If the litigation and arbitration occur between the Borrower or the relevant third party related to the Borrower when the Lender performs the obligations in accordance with the provisions hereof, so that the Lender is forced to get involved in the disputes with any other third party; and the Borrower shall pay the costs of litigation or arbitration. And the attorney fees and all other costs shall be also born by the Borrower.

   15. Any settlement business related with this contract shall be handled by the settlement account opened by the Lender.

Article 9 Responsibilities and Obligations of Both Parties

1.	Responsibilities and Obligations of the Lender

(1)	Responsibilities of the Lender

1.	having the right to require the Borrower to duly repay the principle and interest of the loan and the relevant expense

2.	having the right to require the Borrower to provide all the date related with the loan

3.	having the right to understand production and operation and financial conditions of the Borrower

4.	having the right to supervise the Borrower to use the loan in accordance with this contract

5.	having the right supervise the advancement of the project and put forward the suggestions and demands, which uses the loan under this contract

6.	having the right to transfer and receive the principle and interest of the loan and other relevant expense from the account of the Borrower any the time

7.
The lender have the right to transfer the obligatory right or part of that and the security interests to the third Party without the approval of the Borrower. After transferring the obligatory right and the security interests, the Lender remains to bear the entire obligation under this contract

8.
If the Borrower fails to repay the principle and interest of the loan in accordance with this contract or deal with the relevant matters of repayment, the Lender is able to disclose it in credit information of the People’s Bank of China or in the new media and take legal actions such as recovery, litigation and arbitration

9.
The Lender has the right to take corresponding measures in accordance with the compulsory and leading regulation and instruction of bank’s administrative department and the obligations entitled by the instructions and conventions of national and local bank association without the need of informing the Borrower in advance and requesting permission of the Borrower in advance

10.	having the right to enjoy other responsibilities by the laws, regulations, degrees and this contract

2． The Rights and Obligations of the Borrower

 (1) The following rights belong to the borrower:

   Firstly, rights in drawing and using all loans in accordance with convention in this contract.

   Secondly, rights in requiring lender’s confidentiality obligation of borrower’s data according to the clauses of this agreements.

(2) Obligations of the Borrower

   a. the borrower should supply the files and data lender requires and all the information of opening bank, account numbers and balances of deposits and loans. In addition, borrower should cooperate with the lender in its investigation, inspection and examination.

   b. the borrower should accept lender’s supervision in using credit capital and other related production and operation, as well as financial activities; In case of the loan in this contract is used in project construction, the borrower should cooperate with lender to give a survey on such project and adopt the reasonable measures in regarding to lender’s suggestions or demands.

   c. the borrower should use loan according to the contract’s conventions and avoid embezzlement and equity investment, and speculation of marketable securities, futures, real estate and so on. The borrower should not engage in lending and borrowing activities between enterprises and other illegal activities restricted by other countries; it should not occupy and embezzle borrowed loan in other ways.

d. the borrower should repay the enough principals of loans according to the contract’s agreements.

e. Without lender’s written agreement, the borrower should not transfer its all or partial debts to the third party.

f. The borrower should bear the cost regarding to the contract, which includes but not limited in notary, identification, evaluation, register fees and other fees as well as lender’s fees in realizing the rights of debts.

g. The borrower should not reduce the registered capital in any way.

h. The borrower should obtain the written agreements coming from lender in advance and implement the safeguard measurements in full repayment of loan’s principles and costs scheduled according to lender’s requirement under the agreements of this contract. Otherwise, it can be takes as the borrower’s defaults and lenders can adopt measurement of recovering debts in advance and these cases include:

1.The amount of loan applied for the third party of bank is more than _______ Thousands Yuan or total liabilities is more than ______ Yuan or providing more than ________ Yuan RMB loan; or supply the guarantee for the third party’s debts more than_______ Yuan.

2. Making the material assets and property changes, the adjustment in ways of operation and the main management personnel (including but not limited in the signing of cooperative contracts or joint ventures with foreign traders or Hong Kong, Macao, Twain businessmen; cancellation, close, production, merger, division, taking over, being mergered, acquisitions and recombination, organization or reconstruction into the joint-stock company; or invest to build the joint-stock companies and investment company by taking the fixed assets such as houses, machines and other equipments or some intangible assets such as trademark, patent, proprietary technique, and land use rights and so on; to make the operation right transaction, the main personnel changes in management by the way of lease contract, joint custody and so on.

3. the borrower should immediately notice lender and implement the supporting measurement of paying of the principal of loan and scheduled full-payment in repaying in event of these cases:
(1)	The happening of great financial losses, assets losses, or other financial crisis.

(2)	The happening of revoke or cancellation of business licenses or closing down, application or being application of bankruptcy or dissolution and other status.

(3)	The great crisis of controlling shareholders or other related company’s operation influencing its normal operation

(4)	The great changes of the legal representative of borrower, director, senior management personnel and other changes influences its normal operation

(5)	The affiliate transaction happening between the borrower and controlling shareholders and other related company influences its normal operation ]

(6)	Any litigation, arbitration, administrative penalty results from the bad influences on operation or property

(7)	Other great matters happening in influencing its ability in paying debts

10. The borrower guarantees that it should keep current assets and net asset value within the rank of ______, asset liability ration within the rank of ______, current assets ration within the rank of ______.

11. In regard to the sending collection letters or files the lender send, the borrower should sign and return the receipt to the lender.

12. The borrower own independent obligation under the clauses of this contract and is not influenced by any party of this contract or the relationship between the third parties in addition to that of outsides the regulation of this contract.

2. Obligations of the Lender

1) To grant loans to the Borrower as agreed in this contract;

2) To be entitled to keep the Borrower’s debts, financial status, and manufacturing and operation conditions in secret, excluding the laws and rules or stipulations, instructions and command of the supervisory organizations.

Article 10    Prepayment

1. If the Borrower requires repaying partial or total of the principal and interest of the loan ahead of schedule, the Lender shall be notified thereof in writing ahead workdays and the Borrower should obtain the written consent of the Lender. The Lender has the right to ask the Borrower to pay___ Yuan of the loan repaid beforehand as compensation.

2. After repaying partial principal and interest of the loan ahead of schedule with the approval from the Lender, the Borrower shall confer with the Lender on the next repayment tenor, date and loan amount. The accrued interest of the principal repaid beforehand is calculated at the borrowing rate agreed in the contract according to the actual utilization time of the loan. The Lender shall not adjust the loan interest calculated before prepayment.

3. If the Borrower repay the loan under this contract in advance without the written consent of the Lender, the Lender has the right to calculate the interest according to the rate and time limit agreed in the contract.

Article 11    Recall the loan beforehand

1. During the borrowing period, if the Borrower or the Guarantor (namely, the assurer or mortgagor, or pledgor under this contract) is under any of the following circumstances, the Lender shall be entitled to take the unilateral decision to withhold the unused part of loan under this contract and recover part or total of the principal plus interest; for the amortized loan, if the Lender recalls one part of the loan in advance as agreed in the contract, other undue parts of the loan shall be deemed as due prior to maturity:

(1) Providing false materials or concealing important financial operation facts; any certificate or document submitted to the Lender and any provision of pledge or commitment made in Article 8 of this contract is proved to be false, in error, incomplete or misleading deliberately;

(2) Changing the assigned use of loan, diverting the loan, or using the loan to engage in illicit trade without the approval of the Lender;

(3) Using the false contract entered with the interested party to discount on or pledge claims such as notes receivable or accounts receivable to cheat the Lender of capital or credit.

(4) Refusing to accept the Lender’s supervision and inspection of the use of credit funds and financial operation activities;

(5) The occurrence of important situations like restructuring, merger and acquisition which might affect the security of the loan according to the Lender;

(6) Deliberately evading the Lender’s claim through affiliated transaction;

(7) With deteriorating credit and having apparently impaired liquidity (including contingent liability);

(8) The Borrower, or the Lender’s affiliated enterprise or guarantor,  or the Guarantor’s affiliated enterprise having any cross-default circumstances as provided in Article 14 of this contract;

(9) The Borrower’s defaulting in paying off any principal, interest or expense of the financing under the contract;

(10) The Borrower’s stopping paying for his debts or failing to or showing to be unable to pay his debts;

(11) The Borrower’s suspension, discontinuance of a business or having been declared bankrupt, dissolution or revoked of the business licenses, or dismantlement, or involving in major economic disputes, or deteriorating financial situation;

(12) The Borrower’s failing to perform the obligations provided in article 9 and 12 of the contract and other obligations agreed as the contract, or the Guarantor’s failure to fulfill the obligations agreed in the guaranty contract;

(13) The already or significantly possible reduction of the value of the mortgaged property or pledged property, or the right of pledge’s having to be granted to cash before maturity;

(14) Other issues that imperil, impair or possibly imperil, impair the rights and interests of the Lender.

2. When recalling the loan ahead of the time, the Lender is entitled to take relevant measures as agreed in the Article 13, section 2 of the contract.

Article 12 The Borrower’s obligation to disclose important transactions and events to the Lender

In any of the following cases, the borrower shall submit written disclosure to the Lender duly, and cooperate with the Lender to take loan assurance measures at the request of him, to pay off or implement the repayment of debts.

1. The Borrower shall present written reports to the lender duly to inform the applicant’s important trades or events.

2. If the Borrower belongs to the group customer, the Borrower should report its affiliated transactions accounting for more than 10% of its net asset value to the Lender, which includes but not limits:

(1) the related relationship of the parties in transaction;

(2) the transaction items and nature;

(3) the transaction value and its corresponding proportion;

(4) pricing policy (including the transactions with no value or token value).

3. Within the effective period of this contract, if the Borrower makes preparations for the transfer of the share, restructuring, merger, separation, shareholding reform, joint venture, cooperation, joint management, contracting, leasing, changing business scope or registered capital, transfer of significant assets, contingent liability or other items, or conducts any item that might affect or seriously influence his accountability capacity, which all shall be informed to the Lender in written form ahead of 30 calendar days.

4. The Borrower’s suspension, discontinuance of a business or declaration of bankruptcy, dissolution or revocation of the business licenses, or dismantlement, deterioration of financial situation or involving in major economic disputes, or the occurrence of any other events that might affect or seriously influence his accountability capacity, which all shall be informed to the Lender in written form within 7 calendar days after the occurrence of the event.

5. If the Borrower involves in major court case or arbitration case with any third party, which might affect or seriously influence his accountability capacity, the Borrower shall inform the Lender in written form within 7 calendar days after receiving the relevant notice.

6. The Borrower shall be ensured not to imperil the Lender’s claim by taking advantage of his legal dispute with any third party (including basic trade contract dispute).

Article 13    Liability for breach of contract

1. After the commencement of this contract, both the Borrower and the Lender shall perform the obligations agreed in the contract, any party who fails to or does not fully fulfill his contract obligations shall be liable for the corresponding breach of contract.

2. If the Borrower fails to fulfill any contract agreement, the Lender is entitled to take the following one or multiple measures:

(1) to remedy the default with a time limit;

(2) to withhold the unused loan under the contract;

(3) to take the unilateral decision of the of maturity in advance of partial or total of the loan;

(4) to take the unilateral decision to terminate the contract, and require the Borrower to pay off the mature or immature principal with interest and pay or compensate for the related expenses;

(5) to require the borrower to pay default interest if the payment is overdue; to require the borrower pay for the default interest by diverting the funds; to require the borrower to pay for the compound interest;

(6) to require the borrower to supplement the right of mortgaged or pledged property, or change the guarantor;

(7) to implement or fulfill the obligations under any guarantee levels;

(8) to deduct the principal and interest from any of the borrower’s accounts (excluding public accounts like public accumulation funds and trade union expenses) opened at the Lender’s, or to consign the issuing bank of the Borrower’s account to deduct the principal and interest of the loan, which includes but not limits to the borrowing principal and interest, as well as other expenses agreed in the contract; if the currency in the borrower’s account is different for the his loan currency, the Lender has the right to deduct the fund after converting the currency into the loan currency according to the buying exchange price quotation of that day so as to pay off the borrowing principal and interest;

(9) to institute legal proceedings or arbitrations to require the Borrower to pay off the principal and interest of the loan, the expenses that the Lender fulfills his obligatory right shall be borne by the Borrower;

(10) The Lender is entitled to grant a levy or lien on the borrower’s tangible or intangible property under the Lender’s control or possession of any of the Borrower’s movable property or real estate, or take other measures that are deemed appropriate by other Lenders;

(11) to take other measures stipulated by the laws and regulations, agreed as the contract or appropriate for the Lenders.

3. If the Lender fails to provide the loan according to the agreed date and value, which consequently causes the loss to the Borrower, he shall compensate for the direct economic loss brought to the Borrower. However, the Lender is not liable for indemnity towards any foreseeable or unforeseeable indirect loss caused by the above reasons.

4. If the Guarantor under this contract (i.e. the warrantor, mortgagor or pledgor) produces the following causes, the Lender has the right to take measures as per this Article, Section 2:

(1) The Guarantor fails to fulfill the agreements in the guaranty contract or his credit condition deteriorates or the occurrence of other events weakens the Guarantor’s capability of guarantee;

(2) The Mortgagor fails to fulfill the agreements in the mortgage contract, or deliberately destroy or ruin the mortgaged property; or the value of the mortgaged property might reduce or has apparently reduced; or other events that imperil the Lender’s right of mortgage appear;

(3) The Pledgor fails to fulfill the agreements pledge contract; or the value of the pledged property might reduce or has apparently reduced; or the right of pledge has to be fulfilled before the payment of the loan; or other events that imperil the Lender’s right of pledge appear;

Article 14   Cross-default clause

Borrower, or the Borrower’s related enterprises and its Guarantor, or the Guarantor’s related enterprises having any of the following cases will be regarded as the concurrent breach of contract of the Borrower, the Lender has the right to recall the loan beforehand as the agreements in the Article 11 of this contract, and at the same time, to require the Borrower to undertake the liability of breach of contract on the strength of the agreements in the Article 13 of this contract:

(1) Any loans, financings or debts have violated or might violate the contract, or have been declared to be due prior to maturity;

(2) Any Guaranties or similar obligations fail to be fulfilled, or existing the possibility of failing to be fulfilled;

(3) Failing to fulfill or violate the relevant loan guaranty and other legal documents or contracts similar to obligations; or existing the possibility of violation or failing to be fulfilled;

(4) The occurrence or immediately occurrence of the situation of insolvency of the due debts or the due loans/financings;

(5) Being named in the gazette or immediately being declared bankrupt according to legal procedures;

(6) Transferring the assets or properties to other creditors;

(7) Imperiling the security of the principal and interest of the loan under this contract.

Article 15 Continuity of the Obligations

Borrower’s any obligation has continuity under the clauses of the contract and these subjects after being mergered and reorganized and renamed stills own the complete and equally binding upon heirs, agents, receivers and assignees.

Article 16 Accelerate Expired Clauses of Principals, Interests and Costs

With the agreements of both borrower and guarantor, in event of borrower’s failure of performance the statements and promises hereof in the contract or borrower’s failure of any obligations hereof in this contract, lenders reserves the right to decide borrower’s other any obligation to lender including all the principals, interests (including default interest and compound interest) of due and undue loan and the pay obligation of corresponding cost should be due immediately.

Article 17 Priority in Arrangements of Subrogation Right

The borrower gives a special statement here that the lender owns the priority in subrogation rights claim as for lender’ s any third party’s claims, accounts receivable or other interests and properties in case of borrower’s breach or failures in paying the due debt including principal, interest and cost; meanwhile the borrower having not enough property to pay debt.

Article 18 Offset Arrangements

The borrower reserves the right in deducting lender’s any account to offset the debts directly in event of any debt advanced expire resulting from lenders or guarantor’s failure of performance of due debts or any breach of agreements herein this contract. When the borrower’s deducts the lender’s payment in accounts, the foreign exchange prices should be subjected to the exchange rate quoted by borrower in case of any different currencies.

Article 19 Law Application, Jurisdiction and Disputes Settlements

1.	Signing, effect, performance, release, interpretation and disputes settlements and so on are applicable to laws of the People’s Republic of China.

2.
All disputes arising from the execution of or in connection with, this contract shall be settled amicably through friendly the borrower and lender. In case no settlement can be reached through negotiation, the case shall then be submitted to these following the first way of disputes settlements;

Settlement one: to institute legal proceeding lender’s People’s Court. Legal costs and reasonable counsel fee and other fees produced in the process of lawsuit are included but not limited to the property preservation fee, travel fee, notary and certification fee, translation fee, evaluation fee and auction fee and so on. All fees should be borne by losing party.

Settlement two: All disputes arising in connection with this Contract shall be submitted to arbitration by any party, in accordance with its arbitral rules of procedure. The decision shall be accepted as final and binding upon both parties. The arbitration shall be conducted by (  ) court. Arbitration fee and reasonable counsel fee and other fees produced in the process of lawsuit are included but not limited to the property preservation fee, travel fee, notary and certification fee, translation fee, evaluation fee and auction fee and so on. All fees should be borne by losing party.

Settlement three: other ways:  (   )

3.	During the litigation or arbitration, other clauses not involving disputes should be performed.

Article 20 Files Exchanges, Communication and Notice

1.	All exchanges, communications and notices which may or shall be given under this contract shall be made by registered address, telex number or other ways to send to the other party in a written form.

2.	If either party has changed its address mentioned above, any shortcut should be used to notice the other party without hesitation.

3.	All files, communications and notices should be taken as being delivered according to the above-mentioned addresses within the following dates:

(1)	5 days after the letter is registered;

(2)	Date of confirmation by the other party if the telex is send;

(3)	Date of signature of receipt in case of the special sending;

(4)
The two parties agree that the official seal, office seal, financial seal and contract seal, send and receive seal, as well as lender’s special seal in credit business are the effective seals for the communication, file exchange and notices. Staff in borrower’s company is the entitled signer for exchange of files, communications and notices.

Article 21 Contract Effectiveness and Other Matters

1.	The contract shall enter into effect upon the date of two parties’ signature or seals.

2.
During this contract becoming effective, any lenient, extending or delay over the interests and rights hereof described in this contract the lender entitles to borrower and guarantor poses no harm, influences or limitation to lender’s due interests and rights according to the contract and related laws or regulations. It is not regarded to lender’s abandon of the rights and interests hereof prescribed in the contract and it also gives on impacts on lender’s any obligation under the clauses of this contract.

3.	In event of any time, this contract’s any clause becoming illegal, invalid or unenforceable in all aspects does not affect or harm other clauses’ legality, validity or enforceability in this contract.

4.	In order to the convenience in reading of this contract, subtitles are put in, which can not be used as explanation to this contract or for any other purpose.

5.	The appendices hereto in this contract are the inalienable parts and have the legally of equal effect as the contract text.

6.	This contract is made out in two four originals. The borrower, lender and ( ) keep ( ) original of the four. Each one has the legally of equal effect.

Article 22 Notary and Self-imposed Compulsory Execution

1.	This contract should be acknowledged by Notary Public Office appointed by The People’s Republic of China if the loaner proposes any notary request.

2.
This contract is entitled with the effect of compulsory execution after notarized. If the borrower fails to fulfill obligation or the promissory lender realizes creditor’s right according to legal regulations or laws, the lender reserves the right to apply for the direct compulsory execution to People’s Court with jurisdiction.

Article 23 Supplementary Clauses:

The above promissory notes are the irrevocable promise and indispensable attachments in relation to all the credit business agreements between the loaner and debtor.

(Official Seal)

December 14 2009

BORROWER(S) (Official Seal)

LEGAL REPRESENTATIVE(S) OR AGENT
(Official Seal)	December 14 2009